EXHIBIT 10.1

                       FORM OF MASTER EQUIPMENT LEASE AND
                           SOFTWARE LICENSE AGREEMENT

                             MASTER EQUIPMENT LEASE
                                       AND
                           SOFTWARE LICENSE AGREEMENT

         THIS  MASTER  EQUIPMENT  LEASE  AND  SOFTWARE  LICENSE  AGREEMENT  (THE
"AGREEMENT") is made this ____ day of _____________, 2002 by and between Crystalix USA Group, Inc., a Nevada corporation having an office located at 5720 South Arville Street, Suite 114, Las Vegas, Nevada 89118 (hereinafter referred to as "CUSA"), and __________________________________________, an individual
having  an  office   at   _______________________________________   (hereinafter
referred to as "Affiliate ").

                                    RECITALS

         WHEREAS, CUSA is a licensee and distributor of the LaserMark II, which is a subsurface laser engraving machine (the "LaserMark II"); and

         WHEREAS, CUSA is the owner of certain proprietary software, which enables the LaserMark II to produce 2-Dimensional and 3-Dimensional facial images inside glass cubes (the "Software"); and

         WHEREAS, Affiliate is desirous of leasing the LaserMark II and related equipment from CUSA, a true and correct list of said equipment included in the lease is attached hereto as Exhibit 1 (the "LaserMark II System"); and

         WHEREAS, CUSA is willing to license Affiliate to utilize the Software in connection with the lease of the LaserMark II System and otherwise provide Affiliate with training and support; and

         WHEREAS, after good faith negotiations, CUSA and Affiliate have agreed upon certain terms and conditions which will govern Affiliate's use of the LaserMark II System and Software during the Term of this Agreement, as hereinafter defined; and

         WHEREAS, the parties have reduced these terms and conditions to writing by entering into this Agreement together with the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing recitals along with the mutual promises and understandings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:








CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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                                   AGREEMENT:

         1. RECITALS. The above-listed Recitals are incorporated into this Agreement in their entirety and expressly made a part hereof.

         2. TERM. This Agreement shall commence on the date the LaserMark II System and Software are delivered and set up at Affiliate's place of business and shall continue for sixty (60) months thereafter (the "Term"). Affiliate shall have the right to extend the Term for successive one (1) year periods thereafter, provided the following conditions are met: (a) Affiliate is in good standing under the terms of this Agreement; (b) Affiliate has continuously sold an average of two hundred (200) Units (as hereinafter defined) during each month of the previous two (2) years; and (c) Affiliate provides CUSA with written notice of its intention to extend the Term of this Agreement within sixty (60) days prior to the expiration of the then current term.

         3.       LEASE   OF   LASERMARK  II  SYSTEM/ADDITIONAL   EQUIPMENT.  In
consideration for a one-time, lump sum, non-refundable, flat lease fee of Two Hundred Thirty Five Thousand Dollars ($235,000.00), which shall be paid in two
(2) equal installments of One Hundred Seventeen Thousand Five Hundred Dollars ($117,500.00), the first of which is due upon the execution of this Agreement, with the balance due upon delivery of the LaserMark II System, CUSA agrees to lease the LaserMark II System to Affiliate and Affiliate agrees to lease the LaserMark II System from CUSA, subject to the terms and conditions contained herein. CUSA agrees to cause the LaserMark II System and Software to be delivered and operational at Affiliate's business location by no later than eight (8) weeks from the date of this Agreement. Ownership of the LaserMark II System shall at all times be vested in CUSA and Affiliate agrees to execute any and all documents reasonably required by CUSA to evidence this ownership, including the preparation, execution and filing of UCC-1 Forms. Affiliate shall not allow any liens or encumbrances to be placed upon the LaserMark II System, or any part thereof. Affiliate shall immediately remove any and all liens which may be placed upon the LaserMark II System or be deemed to be in breach of this Agreement. Affiliate hereby agrees to purchase any and all additional equipment, including but not limited to digital cameras and workstations, exclusively from CUSA.

         4. LICENSE OF SOFTWARE. In consideration for the Software License Fee (as hereinafter defined), CUSA hereby grants to Affiliate the license to utilize the Software during the Term of this Agreement, subject to the following conditions.

    (a) RESTRICTED USE. Affiliate shall use the Software in connection with the LaserMark II System to manufacture and sell Two-Dimensional ("2-D") and Three-Dimensional ("3-D") facial images (the "Facial Images"). Affiliate is strictly prohibited from utilizing the Software and/or LaserMark II System for any use other than to manufacture and sell Facial Images from equipment purchased and/or leased from CUSA. Affiliate shall specifically not be allowed to utilize the Software in connection with equipment obtained from any source other than through CUSA.


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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    (b)  EXCLUSIVE  TERRITORY:  Affiliate shall  enjoy the  exclusive  rights to manufacture and sell the Facial Images in the County of ________, State of __________ (the "Territory"). Affiliate's initial location shall be located at: ___________________________________. It should be noted
         that  Affiliate   shall  continue  to  enjoy  the  exclusive  right  to
         advertise, manufacture and sell the Units and utilize the Software and LaserMark II System within the Territory, provided Affiliate opens additional locations each six (6) months during the Term of this Agreement, along with any extensions thereto. In the unlikely event Affiliate fails to open a new location within any six (6) month period, Affiliate's exclusive rights shall be limited to the city limits of those locations opened prior to that date and CUSA shall be free to license others to utilize the Software and Equipment in any and all other cities within the Territory, without being liable to Affiliate for any loss Affiliate may experience as a direct or indirect result of CUSA's grant of these subsequent licenses.
    (c) SOFTWARE LICENSE FEE. In consideration for the license to utilize the Software to manufacture and sell Facial Images, Affiliate agrees to pay CUSA a proprietary software license Fee of Eighteen Dollars and Fifty Cents ($18.50) for each Unit manufactured and sold by Affiliate (the "Software License Fee"). For purposes of this Agreement, a Unit shall be defined as an image etched inside a plastic or glass cube produced by the LaserMark II System.
    (d) PAYMENT TERMS. The Software License Fee shall be paid by no later than the seventh (7th) of each calendar month, for the sale of Units during the preceding month. Each monthly payment shall be submitted with a detailed accounting of how the Software License Fee was calculated for that respective month. Acceptance of amounts by CUSA shall not preclude CUSA from questioning the correctness of same at any time. All amounts shall be made without set-off of any amount whatsoever, whether based upon any claimed debt or liability of CUSA to Affiliate. Any and all late payments will be subject to a Five Percent (5%) late penalty and shall accrue interest at the rate of 1.5% per month.
    (e) TAXES. Affiliate shall be responsible for any and all taxes assessed in connection with the sale of Units and/or the operation of the Machine. The Software License Fee, along with any and all other fees payable from Affiliate to CUSA hereunder, shall be made free and clear of any and all applicable taxes, including but not limited to excise, sales, use and/or income tax.

5. PURCHASE OF SUPPLIES. During the Term of this Agreement, Affiliate agrees to purchase the following supplies for use in the manufacture and sale of the Units exclusively from CUSA:

    (a) GLASS CUBES. Affiliate shall purchase all of its glass cubes from CUSA, which CUSA warrants will be of good quality and free from defects. In the event of a defective glass cube, Affiliate shall be required to return the defective product back to CUSA in order for the defect to be verified and credit to be applied. CUSA agrees to sell the glass cubes to Affiliate on a most favored nations basis with CUSA's other Affiliate's, which may be amended from time to time in CUSA's sole discretion. All glass cubes shall be delivered F.O.B.


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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    (b)  LIGHT BASES,  COLLECTION IMAGES AND RELATED  PRODUCTS.  Affiliate shall purchase Light Bases, Collection Images and Related Products from CUSA at such prices and in such minimum quantities as are specified on
         Exhibit 2. Affiliate agrees to sell these products at such minimum prices as are set forth by CUSA from time to time in its sole discretion.

    (c) EXCLUSIVITY. Affiliate shall purchase all of its glass cubes, light bases, collection images and related products exclusively from CUSA

6. MARKETING AND PROMOTION. CUSA shall be entitled to create, and/or engage third parties to create, advertising campaigns, including, without limitation, television, radio and print campaigns, in connection with the advertising and promotion of the manufacture and sale of the Units. Licensee shall obtain CUSA's prior written approval of any and all such advertising campaigns. Affiliate agrees to work closely with CUSA regarding all promotional activities on behalf of CUSA. Affiliate agrees that any advertising campaigns including internet web sites, flyers, brochures, coupons, audio-visual and other forms of advertising are not to be distributed without the prior written approval of CUSA.

7. INSURANCE. Affiliate shall, at is own cost and expense, immediately insure the LaserMark II System for the full value against loss, or damage by fire, theft, water, acts of vandalism, or acts of nature (force majeure), with a qualified, reputable insurance company and shall deliver the said insurance policy to CUSA together with the paid receipt for premiums thereunder. In connection with the advertisement, production, manufacturing and sale of the Units, along with the operation of the Equipment and Software, Affiliate shall be solely responsible for procuring any and all necessary insurance. Affiliate shall at all times while this Agreement is in effect and for one (1) year thereafter, obtain and maintain at its own expense, from a qualified insurance carrier with a Best rating of at least "B", insurance, including, without limitation, insuring the LaserMark II System for the full value against loss, or damage by fire, theft, water, acts of vandalism, or acts of nature (force majeure), products, personal injury, advertising, and contractual liability coverage, which includes as an additional insured CUSA and its subsidiaries, affiliates, officers, directors, employees, representatives and agents. The amount of coverage shall be not less than $1,000,000 combined single limit (with no deductible amount) for each single occurrence. The policy shall provide for thirty (30) days written notice to CUSA from the insurer by registered or certified mail, return receipt requested, in the event of any modification, cancellation or termination. Upon execution of this Agreement, Affiliate shall furnish CUSA with a certificate of insurance issued by the carrier evidencing the same. In no event shall Affiliate manufacture, advertise, distribute or sell any Units prior to CUSA's receipt of such certificate of insurance. Affiliate expressly indemnifies CUSA, and holds CUSA harmless, from and against any and all claims and/or damages in connection with the advertising, manufacturing and/or sale of the Units produced by Affiliate using the Equipment and Software.

8.       INDEMNIFICATION.

    (a) CUSA shall indemnify, hold harmless and defend Affiliate, and its parents, subsidiaries, affiliates, officers, directors and employees, against any claims, liabilities, demands,


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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         causes of action, judgments,  settlements and expenses (including,  but not limited to, reasonable attorneys' fees and court costs) arising solely out of Affiliate's use of the Equipment and/or Software as authorized hereunder; provided, however, that Affiliate shall notify
         CUSA  in  writing  within  ten  (10)  days  after  Affiliate   receives
         notification of any claim or suit relating to Affiliate's use of the Equipment and/or Software. CUSA shall undertake and control the defense and settlement of any such claim or suit and Affiliate shall cooperate fully with CUSA in connection herewith. In no event shall CUSA be liable for any consequential damages or loss of profits, which Affiliate may suffer arising out of same. The foregoing indemnity shall not be construed to cover any claim with respect to which Affiliate has committed to indemnify CUSA under Paragraph 8(b) below.

    (b)  During  and after the Term hereof,  Affiliate  shall indemnify and hold harmless, CUSA, its subsidiaries, affiliates, officers, directors, representatives, employees and agents (each, an "Indemnitee" and collectively "Indemnitees") from and against any and all claims, liabilities, losses, demands, causes of action, judgments, settlements and expenses (including, but not limited to, reasonable attorneys' fees and court costs) ("Claim") arising out of or in connection with (i) the design, manufacture, packaging, distribution, shipment, advertising, promotion, sale, or exploitation of the Units (ii) alleged defects or deficiencies in the Equipment, Software and/or Units or the use thereof, the failure of the Equipment, Software and/or Units to meet any applicable laws or standards, or false advertising, fraud, misrepresentation or other claims related to the Equipment, Software and/or Units not involving a claim of right to the Software, (iii) any breach of any representation, warranty, or covenant made by Affiliate hereunder, including without limitation in connection with the advertising, manufacture and/or sale of the Units; or (iv) the failure of Affiliate to perform any of its covenants or obligations contained in this Agreement. Without limiting the generality of the foregoing, Affiliate's indemnity shall specifically apply to claims relating to or based upon defects in the Units, whether hidden or obvious, and despite CUSA's approval of the Units, it being agreed that any governmental order of recall or injunction against distribution and/or sale shall, as between Affiliate and CUSA, be deemed conclusive proof of such defect for purposes of invoking Affiliate's indemnity hereunder. The foregoing indemnity shall not be construed to cover any claim with respect to which CUSA has committed to indemnify Affiliate under Paragraph 8(a) above. If any Claim is initiated against any Indemnitee with respect to which such Indemnitee may make a claim against Affiliate pursuant to this Paragraph 8(b), then the Indemnitee shall give prompt written notice of such Claim to the Affiliate; provided, however, that the failure to so notify the Affiliate shall not relieve the Affiliate from any liability under this Paragraph 8(b) unless, and only to the extent that, such failure results in prejudice to or forfeiture of, substantive rights or defenses of the Affiliate. Affiliate, at Affiliate's own expense, shall have the option to assume the defense of such Claim. If Affiliate assumes the defense of such Claim, (i) Affiliate shall keep the Indemnitee informed of all material developments and events relating to such Claim, (ii) the Indemnitee shall have the right to participate, at its own expense, in the defense of such Claim (but such participation shall not be deemed to give the Indemnitee the right to control such defense), (iii) the Indemnitee shall cooperate as



CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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         reasonably  requested by  Affiliate  in the defense of such Claim,  and
         (iv) Affiliate shall not settle such Claim without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. If Affiliate fails to assume the defense of such Claim, or fails to diligently defend such Claim, Indemnitee may assume the defense of such Claim and Affiliate shall reimburse Indemnitee for all reasonable expenses (including reasonable attorneys' fees which may include, without limitation, an allocation for in-house counsel) as such expenses are incurred, relating to the defense of such Claim.

9. WARRANTY. CUSA makes no express or implied warranties of any kind, including without limitation those of merchantability or fitness for purpose or use or condition performance suitability or design, or conformity to any law, rule, regulation, agreement or specification, or of infringement of any Patent, Trade Secret, Trademark, Copyright, or other intangible property right. CUSA shall have no liability to Affiliate, nor any other party, nor shall Affiliate abate payments, for any loss, claim or damage of any fixture caused or alleged to be caused directly, indirectly, incidentally or consequentially by the LaserMark II System and/or Software, any inadequacy thereof, deficiency or defect therein (whether known or knowable by CUSA), by any incident whatsoever arising in connection therewith, whether in strict liability or otherwise, or in any way relating to or arising out of this Agreement.

10.      TERMINATION.

         10.1 In addition to any and all other remedies available to it hereunder, CUSA shall have the right to immediately terminate this Agreement upon written notice to Affiliate upon the occurrence of any of the following:

                  (a) Affiliate presents, makes, sells, offers for sale, uses or distributes the Equipment, Software and/or Units without having the prior written approval of CUSA or continues to present, make, sell, offer for sale, use or distribute the same after receipt of notice from CUSA withdrawing approval of same.

                  (b) Affiliate becomes subject to any voluntary or involuntary order of any government agency involving the Equipment, Software and/or Units because of safety, health or other hazards or risks to the public.

                  (c) CUSA discovers that the Counter on the Equipment has been tampered with and/or if an accounting of the books and records of Affiliate indicate that Affiliate has manipulated its sale of the Units to the detriment of CUSA.

                  (d) Affiliate conducts sales of Units and/or operates the Equipment and/or Software outside his or her designated area and/or territory by means of internet, advertising or un-authorized showing or use of the Equipment and/or Software at Trade Shows or any other manifestations without the written consent of CUSA


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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         10.2     In addition to  any and  all other  remedies  available  to it hereunder, on seven (7) days prior written notice to Affiliate, CUSA may terminate this Agreement (in which case such termination shall be effective immediately upon expiration of the seven (7) day notice period), upon the occurrence of any of the following circumstances, provided that during such
seven   (7)  day   period,  Affiliate   fails  to  cure  the  breach  to  CUSA's
satisfaction:

                  (a)      Affiliate  fails  to  immediately   discontinue   the
                  advertising, distribution or sale of the Units which do not contain the appropriate legal legend or notice.

                  (b) Affiliate breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Software.

                  (c) Affiliate fails to make timely payment of amounts when due or fails to make timely submission of Reports when due. However, in the event Affiliate has previously been given notification and time to cure a prior breach relating to Affiliate's failure to remit a payment and/or Report when due, then CUSA may terminate this Agreement immediately upon notice to Affiliate and no further time to cure need be given to Affiliate by CUSA regardless of whether or not Affiliate cured any prior failure or breach.

         10.3 In addition to any and all other remedies available to it hereunder, on thirty (30) days prior written notice to Affiliate, CUSA may terminate this Agreement (in which case such termination shall be effective immediately upon expiration of the thirty (30) day notice period), upon the occurrence of any of the following circumstances, provided that during such thirty (30) day period, Affiliate fails to cure the breach to CUSA's satisfaction:

                  (a) Affiliate fails to obtain or maintain insurance as required hereunder.

                  (b) A petition in bankruptcy is filed by or against Affiliate; Affiliate is adjudicated bankrupt or insolvent, or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law; Affiliate discontinues its business; or a receiver is appointed for Affiliate or Affiliate's business and such receiver is not discharged within thirty (30) days.

                  (c) Affiliate or any of its controlling shareholders, officers, directors or employees take any actions in connection with the manufacture, sale, distribution or advertising the Units which damages or reflects adversely upon CUSA and/or the Software.

                  (d) Affiliate violates any of its other obligations or breaches any of its covenants, agreements, representations or warranties hereunder.

                  (e) Affiliate discontinues the use of the LaserMark II System during any consecutive thirty (30) day period, without the prior written consent of CUSA.


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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                  (f)      The Units  produced  by  Affiliate  are  of  inferior
                  quality as determined in the sole discretion of CUSA.

11.      EFFECT OF TERMINATION.

     (a) On expiration or termination of this Agreement, all amounts owing shall be immediately due and payable without set-off of any kind and no amounts paid to CUSA shall be refunded to Affiliate.

     (b) On expiration or termination of this Agreement, Affiliate shall have no further right to exercise the rights licensed hereunder or otherwise acquired in relation to this Agreement and such rights shall forthwith revert to CUSA.

     (c) Upon the termination of this Agreement, whether by the natural elapse of time or otherwise, Affiliate agrees to return the LaserMark II System in the same good working order and condition, reasonable wear and tear excepted. In the event the LaserMark II System, or any piece thereof, is returned in a damaged state beyond reasonable wear and tear, CUSA shall cause the same to be repaired and/or replaced, at CUSA's option, all at the sole cost and expense of Affiliate. If Affiliate fails to return any item of the LaserMark II System without proper justification, Affiliate hereby grants to CUSA the right to charge Affiliate the full replacement value of the missing item(s) along with all costs related thereto, including any loss of rental profits caused by the loss of the equipment. All materials supplied to Affiliate by CUSA hereunder shall be immediately returned to CUSA at Affiliate's expense.

12.      WARRANTY AND SERVICING OF LASERMARK II SYSTEM.

         (a) CUSA herby warrants that the LaserMark II System shall be in good working order and condition upon delivery to Affiliate and that the LaserMark II System will come with the original manufacturer's warranty (twelve-month repair or replacement guaranty). During this twelve (12) month manufacturer's warranty period, CUSA agrees to service the LaserMark II System at its sole cost and expense for all malfunctions other than human error or misinterpretation of start-up procedures. Commencing on the thirteenth (13th) month of the Term and continuing for each month thereafter, Affiliate shall pay CUSA a monthly service fee of One Thousand Dollars ($1,000.00), to maintain the LaserMark II System, which includes servicing of the vital parts of the LaserMark II System such as Lenses and Laser components. This service includes any and all labor required to service and/or repair the LaserMark II System, but specifically does not include the cost of replacement parts which is the responsibility of Affiliate.

         (b) In the unlikely event of disrepair, CUSA guarantees the presence of a certified technician within 72 hours of receiving written or electronic mail notification from Affiliate. Affiliate shall not be entitled to any compensation for loss of business if the LaserMark II System is repaired within five (5) days after CUSA receives notification from Affiliate. If CUSA has failed to fix the LaserMark II System or replace it with a another LaserMark II System, then CUSA agrees to compensate Affiliate in an amount

CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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         equal to Affiliate's  average daily sales during the proceeding  ninety
         (90) day period for each day thereafter that CUSA fails to either fix or replace the LaserMark II System.

     (c) If CUSA determines that the LaserMark II System is in disrepair as a result of Affiliate's violation of the Rules and Conditions which govern the operation of the LaserMark II System, then the warranty specified in Paragraph (a) above shall not apply. The Rules and Conditions for optimal performance of the LaserMark II System are contained in the LaserMark II System Manual, a true and correct copy of which has been delivered to Affiliate with the LaserMark II System. These Rules and Conditions include, but are not limited to: (i) Keeping the LaserMark II System in a dry and dust free environment; (ii)
         Keeping the water cooled system of the laser and the coolant fluid level at the maximum level; (iii) Keeping all spillable liquids of any kind away from the LaserMark II System components; and (iv) Strict adherence to the correct diode, trigger and frequency settings of the laser so that the LaserMark II System produces optimal results and maximum resolution inside the glass cubes.

13.      TECHNICAL SUPPORT. CUSA shall provide Affiliate  with an initial  three
(3) to four (4) day Software training seminar at CUSA's corporate headquarters in Las Vegas, Nevada so as to train Affiliate on the proper operation of the LaserMark II System and Software. While this Software training seminar will be free of charge to Affiliate, Affiliate shall be responsible for its own travel and hotel accommodations to and from this training seminar. In addition to this initial training seminar, CUSA shall provide Affiliate with all updates to the Software, along with 365 days per year technical support during the Term of this Agreement, along with any extensions thereto.

14. REFERRAL FEES. Affiliate agrees to actively promote CUSA products to all potential customers interested in the purchase of the LaserMark II System and to promptly refer any and all such customers identities and pertinent information to CUSA (a "Referred Party"). In the event CUSA is successful in entering into an Agreement with a Referred Party to lease a LaserMark II System and license for the Software, Affiliate shall be entitled to a referral fee equal to Five Percent (5%) of: (a) The equipment lease fee (which shall be no less than $195,000); and (b) All Software License Fees earned from the Referred Party (collectively, the "Referral Fees"). CUSA agrees to pay Affiliate these Referral Fees within ten (10) days of CUSA's receipt of the same from the Referred Party. Affiliate shall not be entitled to receive any Referral Fees, which are not ultimately received by CUSA and acknowledges that CUSA shall be under no obligation to Affiliate, legally or otherwise, to pursue collection efforts for these unpaid Referral Fees. If Affiliate refers three (3) Referred Parties whom ultimately enter into equipment lease and software licensing agreement with CUSA, Affiliate's Software License Fees shall be increased to Eight Percent (8%) for every subsequent Referred Party.

15. AUDIT RIGHTS. The LaserMark II System will be equipped with a counter that will register each unit produced by Affiliate. Affiliate agrees that CUSA shall have the right to check the counter during Affiliate's normal business hours at any time during the term of this Agreement. Additionally, Affiliate shall keep and maintain accurate books of account and records covering all transactions relating to this Agreement. CUSA or its designee


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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shall be entitled to (i) audit and inspect such books and records at any time or times during or after the Term during  reasonable  business  hours and upon five
(5) days prior written notice to Affiliate, and (ii) make copies and summaries of such books and records. All such books of account and records shall be retained  by  CUSA  for a  minimum  of  three  (3)  years  after  expiration  or
termination  of  this  Agreement.  If  CUSA's  duly  authorized   representative
discovers a deficiency in the amounts paid to CUSA for any period under audit (an "Audit Deficiency"), Affiliate shall promptly pay such Audit Deficiency to CUSA and, if such Audit Deficiency is three percent (3%) or more of the amounts paid to CUSA for such audit period, Affiliate shall also reimburse CUSA for all costs and expenses incurred by CUSA in connection with such audit. In calculating costs for an internal auditor to perform such audit, CUSA shall bill its personnel costs incurred in performing such audit on an hourly basis at the hourly salaried rate of the personnel performing such services multiplied by a factor of 1.75. If such Audit Deficiency is twenty percent (20%) or more of the amounts paid to CUSA for such audit period, then in addition to the above, CUSA may, at its sole option, immediately terminate the Agreement upon notice to Affiliate, even if Affiliate tenders the Audit Deficiency and associated costs and expenses to CUSA. Without prejudice to any other rights of CUSA hereunder, time is of the essence regarding all payments due hereunder and Affiliate shall pay interest on any Audit Deficiency, as well as on all delinquent payments hereunder, at two percent (2%) plus the "prime rate" established by the Bank of America in Las Vegas, Nevada, compounded annually at the rate from time to time in effect and calculated from the date on which such payment was due.

16. SOFTWARE USE/CREDIT. Affiliate shall have the right, during the Term to use the Software solely in connection with the manufacturing and sale of the Units, including the advertising and promotion of the same. CUSA shall have the right to approve, in writing, any and all advertisement materials. Affiliate agrees that CUSA shall be given credit as specified by CUSA on and in all programs and other advertising materials created in connection with the promotion and sale of the Units. In addition, any and all advertising, promotion and other materials created in connection with the manufacture and sale of the Units, including, without limitation, all packaging and advertising materials shall contain the following credits: "________________________________."

17.      COPYRIGHT/TRADEMARKS/RESERVED RIGHTS.

     (a) Affiliate's use of the Software shall inure exclusively to the benefit of CUSA, and Affiliate shall not acquire any rights therein. Affiliate recognizes the value of the goodwill associated with the Software, and that the Software has acquired secondary meaning in the mind of the public. Affiliate agrees, during the Term and thereafter, never to contest the rights of CUSA in such Software or the validity of the license herein granted to it. Affiliate shall not at any time apply for any registration of any copyright, trademark, patent, or any other intellectual property right, whether recognized currently or in the future, or other designation which would affect the ownership or rights of CUSA in and to the Software nor file any document with any governmental authority or otherwise to take any action which would adversely affect any of such ownership or rights in and to the Software, or assist anyone else in doing so.


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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



     (b) Ownership of all intellectual property rights, whether recognized currently or in the future, including, without limitation, copyright, patent and trademark rights, in the Software, the LaserMark II System, and in all artwork, packaging, copy, literary text, advertising material and promotion material of any sort utilizing the Software, including all such material developed by Affiliate, shall vest in CUSA and title thereof shall be in the name of CUSA, or its respective designees. All such items shall bear the copyright and trademark notices specified by CUSA and any other legal notices which CUSA may from time to time prescribe. Any and all additions to, and new renderings, modifications or embellishments of the artwork shall, notwithstanding their invention, creation and use by Affiliate or its agents, be and remain the property of CUSA, and CUSA may use, and license others to use the same, subject only to the provisions of this Agreement. Affiliate shall enter into written agreements with all of its employees and independent contractors (i) providing that all performances, concepts, characters, artwork and designs created by them in the course of Affiliate's manufacture and/or sale of the Units under this Agreement shall be the property of CUSA either as works for hire under United States copyright law or otherwise, and (ii) obligating them to assign all such rights to CUSA. Upon the request of CUSA, Affiliate shall submit to CUSA for CUSA's approval copies of all such agreements prior to use thereof. Affiliate shall not permit any of its employees or independent contractors to obtain or reserve, by written or oral agreement or otherwise, any rights as "authors" or "inventors" of any such artwork or designs (as such terms are used in present or future United States copyright and/or patent statutes or judicial decisions). Affiliate shall furnish to CUSA at CUSA's request, full information concerning the invention and creation of such Units, concepts, characters, artwork and designs, together with the originals of assignments of all rights therein obtained from all such third parties to CUSA.

     (c) Affiliate shall assist CUSA, at CUSA's request and expense, in the procurement and maintenance of CUSA's rights in the Software (including all intellectual property rights, whether recognized currently or in the future). In connection therewith, Affiliate shall, without limitation, execute and deliver to CUSA in such form as it may
         reasonably  request,  all  instruments   necessary  to  (i)  effectuate
         copyright and trademark protection, (ii) record Affiliate as a registered user of any trademarks pursuant to this Agreement, or (iii) cancel any such registration. Such registration shall be handled by attorneys selected or approved by CUSA. CUSA makes no warranty or representation that trademark or copyright protection shall be secured in the Software.

     (d) CUSA and Affiliate shall cooperate to ensure that third parties may not unlawfully infringe on the Software or engage in any acts of unfair competition involving the Software. Affiliate shall promptly notify CUSA of any such infringements or acts of unfair competition by third parties that comes to its attention. CUSA shall have the exclusive right, exercisable at its discretion, to institute in its own name and/or Affiliate's name and to control, all actions against third parties relating to CUSA's copyrights, trademarks, and other proprietary rights in and to the Software, at CUSA's expense. With respect to any such actions, CUSA shall employ counsel of its own choice to direct the handling of the litigation and any settlement thereof. Company shall be entitled to


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

                                     11 of 18
         receive and retain all amounts awarded, if any, as damages, profits or otherwise in connection with such suits. Affiliate shall not, without CUSA's prior written consent, institute any suit or take any action on account of such infringements, acts of unfair competition or unauthorized uses. If, with CUSA's consent, Affiliate institutes, at its sole cost and expense, such a suit or action, Affiliate shall be entitled to recover all reasonable costs and expenses incurred in such suit or action from any financial recovery awarded or obtained. CUSA shall incur no liability to Affiliate by reason of CUSA's failure or refusal to prosecute, or by CUSA's refusal to permit Affiliate to prosecute, any alleged infringement by third parties, nor by reason of any settlement to which CUSA may agree.

     (e) CUSA can withdraw any or all elements of the Software, or any component part thereof, from the terms of this Agreement if CUSA determines that the exploitation therefore would or might violate or infringe the copyright, trademark or other proprietary rights of third parties, or subject CUSA to any liability or violate any law, court order, government regulation or other ruling of any governmental agency, or if, on account of the expiration or sooner termination of an agreement between CUSA and a third party from whom CUSA has obtained certain underlying rights relating to the exploitation of the Software hereunder or otherwise, CUSA shall no longer have the right to act in the capacity herein contemplated on behalf of any third party or parties, or if CUSA determines that it cannot adequately protect its rights in the Software under the copyright, trademark or other laws of the Territory. Such a withdrawal shall not be deemed a breach of this Agreement.

     (f) Affiliate shall not use CUSA's name, or the Software, other than as permitted hereunder and, in particular, shall not incorporate CUSA's name, or the Software, in the Affiliate's corporate or business name in any manner whatsoever. Affiliate agrees that in using the Software it will in no way represent that it has any rights, title and/or interest in or to the Software other than those expressly granted under the terms of this Agreement. Affiliate further agrees that it will not use or authorize the use, either during or after the Term, of any configuration, trademark, trade name, or other designation confusingly or substantially similar to CUSA's name or the Software, or any element thereof.

     (g) All copyrights, trademarks, service marks, trade names and the like created by Affiliate or by the parties collectively specifically in connection with the use of the LaserMark II System, Software and/or sale of the Units (individually and collectively "Related Copyrights") shall be registered in CUSA's name. CUSA reserves the exclusive right to license the Related Copyrights for any and all media, including, without limitation, publishing, merchandise, television, cable, film, video and internet purposes.

     (h) CUSA reserves all rights not expressly granted to Affiliate hereunder.

     (i) CUSA shall not be prevented from granting third parties the right to use the Software in any manner whatsoever, except as otherwise provided herein.

     (j) Affiliate acknowledges that the license granted herein does not include any right, title, or interest in or to the Software, nor to any intellectual property rights relating thereto,


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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         including,   without  limitation,   any  copyrights,   patents,  and/or
         trademarks therein or associated therewith. Furthermore, this Agreement relates solely to the Software. Affiliate is not, by virtue of this Agreement, acquiring any right whatsoever with respect to any motion picture or television production, home video, publication, or other endeavor which is based upon, derivative of, inspired by or otherwise related to the Software ("Derivative Properties"). In this connection, Affiliate expressly acknowledges that its license hereunder does not include the right to use photographs, designs, materials, and artwork from Derivative Properties to the extent such materials are different from the Software. All right, title and interest in and to the Derivative Properties is retained by CUSA.

     (k) Affiliate agrees that CUSA is only granting those rights as are specifically set forth herein and only for such period of time as specifically stated herein. Upon the termination of this Agreement, whether through the natural elapse of time or otherwise, all rights conferred by CUSA hereunder will automatically revert back to CUSA without the necessity of taking any affirmative action, including but not limited to the right to use the name Crystalix or any variation thereof.

18. CONFIDENTIALITY. All "Confidential Information" (defined below) that CUSA or any of its "Representatives" (defined below) furnishes to Affiliate (including without limitation any such information furnished prior to the date of this Agreement) shall be used by the Affiliate solely in connection with the furtherance of the Agreement. Affiliate shall take reasonable steps to ensure that all of CUSA's Confidential Information is kept confidential; provided, however, that such information may be disclosed if required by law, rule, regulation or court order, or to those representatives, counsel, directors, officers, employees and agents (each, a "Representative," and collectively, the "Representatives") of Affiliate who have a need to know such information in connection with the Agreement only if each such Representative is informed by Affiliate of the confidential nature of such information and of the confidentiality undertakings of Affiliate contained herein. Affiliate shall be responsible for any breach of this Agreement by its Representatives.

         As used herein, "reasonable steps" means the steps that the Affiliate takes to protect its own, similar confidential and proprietary information, which shall not be less than a reasonable standard of care. As used herein, "Confidential Information" means any of CUSA's proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, production plans, productions, service plans, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed to Affiliate by or on behalf of CUSA, either directly or indirectly, in writing, orally or by drawings or inspection of documents or other tangible property. However, "Confidential Information" does not include any of the foregoing items which: (i) prior to disclosure, is known to the public; (ii) after disclosure, becomes known to the public or otherwise ceases to be a trade secret, through no act or omission of Affiliate in violation of this Agreement; (iii) is required to be disclosed pursuant to applicable laws, rules or regulations or government requirement or court order (provided, however, that Affiliate shall promptly advise CUSA of its notice of any such requirement or order); (v) is already rightfully in


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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Affiliate's  possession  at  the  time  of  disclosure;  (vi)  is  independently developed by or for Affiliate; or (vii) is received by Affiliate from another person or entity whom Affiliate reasonably believes is not obligated to CUSA to keep the same confidential.
         Upon the termination of this Agreement, Affiliate shall promptly deliver to CUSA all Confidential Information in the possession of Affiliate, in whatever medium, including any and all copies thereof, and shall cause all summaries or synopses thereof to be either delivered to CUSA or destroyed. Such destruction shall be confirmed in writing by Affiliate to CUSA. The provisions
of  this  Agreement  shall  survive  any  such   termination,   such  return  of
Confidential Information and such destruction of summaries and synopses thereof for a period of two (2) years from and after the date of this Agreement.

19. NON-COMPETE/NON-CIRCUMVENTION. Affiliate acknowledges that the representations contained in this Agreement, along with the training, proprietary information and trade secrets CUSA will be sharing with Affiliate pursuant to the express terms of this Agreement constitute a material inducement to CUSA to enter into this Agreement. Each party has carefully considered the nature and extent of the restrictions, rights and revenues conferred upon them under this Agreement and hereby acknowledge and agree that: the same are reasonable in time and territory; are designed to eliminate competition which otherwise would be unfair to the other party; do not stifle the inherent skill and experience of such party; would not operate as a bar to such parties sole means of support; are fully required to protect the legitimate interest of such party; and do not confer a benefit upon such party disproportionate to the detriment to the other party. Affiliate further agrees that during the Term of this Agreement and for a period of five (5) years thereafter, it will not, on behalf of itself or on behalf of any other person, company, corporation, partnership, or other entity or enterprise, directly or indirectly, as a proprietor, stockholder, partner, consultant or otherwise, compete with CUSA by utilizing the LaserMark II System, Software and/or any equipment or software programs similar in nature to the LaserMark II System or Software in any manner which may be construed in any way to be competitive with CUSA.

20. VIOLATION OF COVENANTS. If any of the covenants or agreements contained in Paragraphs 18 or 19 hereof are violated, Affiliate agrees and acknowledges that such violation or threatened violation will cause irreparable injury to Affiliate and that the remedy at law for any such violation or threatened violation would be inadequate, and that Affiliate will be entitled, in addition to any other remedies, to injunctive relief without the necessity of proving actual damages. Affiliate agrees that the provisions of this Paragraph shall survive the expiration or termination of this Agreement or any part thereof, without regard to the reason therefore. CUSA would be entitled to an injunction to be issued by any court of competent jurisdiction, restraining Affiliate from committing or continuing any such violation of this Agreement.

21. ASSIGNMENT. Affiliate's rights and obligations hereunder are personal to Affiliate and shall not be assigned to any affiliate of Affiliate (including, without limitation, subsidiary and parent companies, and partnerships, joint ventures and the like, in which Affiliate has an interest.) Affiliate's rights and obligations hereunder shall not be sublicensed, assigned, mortgaged or otherwise transferred or encumbered by Affiliate or by operation of law unless otherwise previously agreed in writing by CUSA. CUSA reserves the right to assign this


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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Agreement  to any third party and to  hypothecate  or pledge this  Agreement  as collateral for any purpose. In the event of any such assignment, Affiliate shall pay all amounts due hereunder as directed by CUSA. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of CUSA.

22. MODIFICATION AND WAIVER. This Agreement contains the complete and exclusive statement of the Agreement between the parties with respect to the subject matter hereof, and supersedes any previous understandings, communications, commitments or agreements, oral or written. No term or condition of this Agreement will be considered as waived unless such waiver is in writing and duly executed by an officer of the waiving party. Any waiver by either party of a breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of the Agreement or any other term or condition thereof.

23. GOVERNING LAW. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of action), shall be governed by and construed in accordance with the laws of the state of Nevada.

24. NOTICES. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received when: (a) Personally delivered or if delivered by facsimile, when electronic confirmation is actually received by the party to whom notice was sent, or (b) If delivered by mail whether actually received or not, at the close of business on the third (3rd) business day following a day when placed in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, at the addresses set forth below (or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed. The address of CUSA for purposes of this paragraph is as follows: Crystalix USA Group, Inc., 5720 South Arville Street, Suite 114, Las Vegas, Nevada 89118, with a courtesy copy to: Christopher R. Grobl, Esq., Silver State Legal, 4625 West Nevso Drive, Las Vegas, Nevada 89103. Address for Affiliate shall be as follows: ___________________________________.

25. ATTORNEYS' FEES AND COSTS. If any legal action or any other proceeding is brought for the enforcement of this Agreement, or if a dispute arises under this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

26. SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provisions illegal, inoperative, unenforceable or invalid in any other case or of rendering any other provisions of this Agreement illegal, inoperative, unenforceable or invalid.


CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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


27. CAPTIONS. The captions contained herein are not a part of this Agreement. They are only for the convenience of the parties and do not in any way modify, amplify or give full notice of any of the terms, covenants or conditions of this Agreement.

28. CONSTRUCTION. For purposes of this Agreement, the language of the contract shall be deemed to be the language of both parties and neither party shall be construed as the drafter.

29.      COUNTERPARTS/EXECUTION.    This   Agreement   may   be    executed   in
counterparts. All facsimile signatures hereon shall be deemed original for all purposes.





         IN WITNESS WHEREOF, the parties hereto acknowledge their acceptance to the express terms and conditions contained in this Agreement by affixing their respective signatures below the date first above written.

         CRYSTALIX USA GROUP, INC.                   ________________________
                  ("CUSA")                                ("AFFILIATE")



         -----------------------                     ------------------------
         By:                                         By:
         Its:                                        Its:









CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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



                                    EXHIBIT 1
               LIST OF EQUIPMENT INCLUDED WITH LASERMARK II SYSTEM


         One LaserMark II Unit
         One 3-D Scanner/Camera
         One complete Computer Workstation
         One TV with infomercial on loop











CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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


                                    EXHIBIT 2
   PRODUCT AND PRICE LIST FOR LIGHT BASES, COLLECTION IMAGES AND RELATED ITEMS





SUGGESTED RETAIL PRICES GUIDELINES AND CRYSTAL CUBE SIZES (in inches)
---------------------------------------------------------

o        2 x 2 x 3             (1 portrait)            $69.95
o        2.4 x 2.4 x 2.4       (1 portrait)            $79.95
o        3.2 x 3.2 x 3.2       (2 portraits)          $159.95
o        2.25 x 3.25 x 4.75    (2 portraits)          $199.00
o        Each additional portrait                      $59.95
o        Text Added                                    $19.95


LESSEE'S RIGHTS TO SELL SIDE-PRODUCTS.

         A. All light bases and accessory products provided by CUSA to Lessee at wholesale prices, are exempt of all royalty fees and Lessee agrees to sell these products taking into account the suggested retail prices guidelines described below.

         B. CUSA agree that Lessee shall be charged the same prices as other Lessees.

The following wholesale prices do not include shipping costs and require a 48 piece minimum order.
     Classic Mirrored light base 4" (gray or black) with 5 shades of changing colored light
                  Wholesale to Lessee:                 $16.00
                  Suggested retail:                    $39.95

     Rotating Mirrored light base 3.5" LED (gray or black) Multi colored diodes
                  Wholesale to Lessee:                 $19.00
                  Suggested Retail:                    $69.95












CRYSTALIX USA GROUP
5720 South Arville St#114, Las Vegas, NV 89118
Tel: 702.220.6581 Fax 702.220.6583
Web: WWW.CRYSTALIXUSA.COM Email: mail@crystalixusa.com                    021104

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